UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2017

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, the Board of Directors of TapImmune Inc. (the “Company”) approved the 2017 bonus program for Dr. Glynn Wilson, our Chief Executive Officer and President, and Mr. Michael J.  Loiacono, our Chief Financial Officer, Treasurer and Secretary, as recommended by the Compensation Committee of the Board of Directors. Under such bonus program, Dr. Wilson and Mr. Loiacono are eligible for bonuses of up to $140,000 and $60,000, respectively, equaling up to 50% and 30%, of their respective base salaries (each a “Bonus Target”).

The bonuses payable to Dr. Wilson are to be based upon the achievement of the following objectives:

(i) up to 40% of the Bonus Target for meeting scientific, technical and clinical objectives;

(ii) up to 20% of the Bonus Target for financial performance and corporate objectives related to our raising capital; and

(iii) up to 40% of the Bonus Target designated to be discretionary as determined by the Board.

The bonuses payable to Mr. Loiacono are to be based upon the achievement of the following objectives:

(i) up to 33.3% of the Bonus Target for meeting corporate and operational objectives;

(ii) up to 33.3% of the Bonus Target for financial performance objectives including related to our raising capital; and

(iii) up to 33.3% of the Bonus Target designated to be discretionary as determined by the Board.

The bonuses will be paid in a combination of cash and common stock at the discretion of the Compensation Committee.

Item 5.03	Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

On July 7, 2017, the Board of Directors of the Company adopted and approved an amendment to the Company’s Amended and Restated Bylaws relating to voting by stockholders to make the Bylaws consistent with Nevada’s default statute. Section 3.10 of the Company’s Amended and Restated Bylaws was amended to read as follows in its entirety:

Section 3.10 Manner of Acting. If a quorum is present, unless the laws of the State of Nevada, the Articles of Incorporation or these Bylaws provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. If a quorum is present, directors shall be elected by a plurality of the votes cast on the election.

Item 9.01	Financial information and exhibits

(d) Exhibits.

Number	Description
3.1	Amendment to Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: July 11, 2017	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman, CEO and President